As filed with the Securities and Exchange Commission on November 10, 1995

                                                  Registration No. ________

                              SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C. 20549

                                            FORM S-8

                                 REGISTRATION STATEMENT UNDER
                                  THE SECURITIES ACT OF 1933

                               SOUTHERN ELECTRONICS CORPORATION

                    (Exact name of registrant as specified in its charter)

       Delaware                                         22-2715444
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                  4916 N. Royal Atlanta Drive
                                    Tucker, Georgia  30084

                     (Address of principal executive offices and zip code)

                               SOUTHERN ELECTRONICS CORPORATION
                                    1991 STOCK OPTION PLAN
                                  (Full titles of the plans)

                                        Larry G. Ayers
                                   Vice President - Finance,
                                   Chief Financial Officer,
                                    Secretary and Treasurer
                               Southern Electronics Corporation
                                  4916 N. Royal Atlanta Drive
                                    Tucker, Georgia  30084

                            (Name and address of agent for service)

                                        (404)  491-8962

                (Telephone number, including area code, of agent for service)

                                           Copy to:
                                   Gabriel Dumitrescu, Esq.
                              Powell, Goldstein, Frazer & Murphy
                                  191 Peachtree Street, N.E.
                                        Sixteenth Floor
                                    Atlanta, Georgia 30303


                                    [cover page continued]

                               CALCULATION OF REGISTRATION FEE




                                  Proposed       Proposed
Title of                          maximum        maximum
securities        Amount          offering       aggregate        Amount of
to be             to be           price          offering         registration
registered        registered      per share      price            fee

Common
Stock, $.01       250,000         $5.125(2)      $1,281,250(2)    $442.00
par value         shares(1)

(1) Representing shares to be issued and sold by the Company upon the exercise of options granted or to be granted under the Registrant's 1991 Stock Option Plan (the "1991 Plan"). The purpose of this filing is to register 250,000 additional shares approved for issuance under the 1991 Plan pursuant to an amendment to such plan (including the aforementioned amendment, the aggregate number of shares approved for issuance under the 1991 Plan is 870,000). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the 1991 Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).


                                           PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       The contents of the Registration Statement on Form S-8 (Registration No. 33-55730) are hereby incorporated by reference. The changes contained in this filing with respect to the aforementioned registration statement pertain only to the number of shares registered under the 1991 Plan.


Item 8.  Exhibits.

       The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K.

          Exhibit
          Number                                   Description

          5 Opinion of counsel with respect to the securities being registered.

          10                Second Amendment to the 1991 Plan dated November
                           9, 1995.(1)

          24(a)            Consent of counsel (included in Exhibit 5).

          24(b)            Consent of independent auditors.

          25               Power of Attorney (see signature pages to this
                           Registration
                           Statement).
__________________

(1) Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated October 13, 1995 (File No. 0-16345).

                                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 9th day of November, 1995.

                                    SOUTHERN ELECTRONICS CORPORATION


                                     By: /S/ LARRY G. AYERS

                                         Larry G. Ayers
                                         Vice President - Finance and
                                         Chief Financial officer




                                       POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Diamond and Larry G. Ayers, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature              Title                                Date


/S/ GERALD DIAMOND           Chairman of the Board, Chief     November 9, 1995
Gerald Diamond               Executive Officer and Director
                             (Principal Executive Officer)

/S/ LARRY G. AYERS           Vice President - Finance,        November 9, 1995
Larry G. Ayers               Chief Financial Officer,
                             Secretary and Treasurer
                             (Principal Financial and
                             Accounting Officer)

/S/ STEWART I. AARON         Director                         November 9, 1995
Stewart I. Aaron


/S/ RAY D. RISNER            Director                         November 9, 1995
Ray D. Risner


/S/ CARY ROSENTHAL           Director                         November 9, 1995
Cary Rosenthal


                             Director                         November 9, 1995
G. William Speer


/S/ MICHEL ZALESKI           Director                         November 9, 1995
Michel Zaleski


22671176
                                EXHIBIT INDEX


Exhibit
Number                Description                                         Page

5 Opinion of counsel with respect to the securities being registered.

10                    Second Amendment to the 1991 Plan dated
                      November 9, 1995.(1)

24(a)                 Consent of counsel (included in Exhibit 5).

24(b)                 Consent of independent auditors.

25 Power of Attorney (see signature pages to this Registration Statement).

__________________

(1) Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated October 13, 1995 (File No. 0-16345).


22671176